Exhibit 10.1

LOAN AGREEMENT

THIS AGREEMENT is made as of the 31st day of January, 2011.

BETWEEN:

PETER P. HEDLY, of 13140 70th Lane NE,
Kirkland, WA 98034

(the "Lender")

AND:

GAIA REMEDIES, INC., of 13140 70th Lane NE,
Kirkland, WA 98034

(the "Borrower")

WHEREAS the Lender is a principal shareholder of the Borrower;

AND WHEREAS the Lender has agreed to lend to the Borrower money from time to time for the business purposes of the Borrower, either through an advance of money or through the purchase of goods or services for and on behalf of the Corporation, pursuant to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties hereto each to the other), the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.01	Where used herein or in any amendment or supplement hereof, unless the context otherwise requires, the following words and phrases shall have the meanings set forth in this Section 1.01:

(a)	“Advance” means an advance of money by the Lender to the Borrower;

(b)	"Event of Default" means any of the events or circumstances mentioned or referred to in Section 4.01 hereof;

(c)	“Interest” means the interest due to the Lender from the Borrower at any particular time pursuant to Section 2.01;

(e)	"Loan Amount" means the aggregate of advances made or expenses incurred by the Lender for or on behalf of the Borrower under this Agreement;

(f)	“Loan” means the loan made by the Lender to the Borrower hereunder.

ARTICLE 2

THE LOAN

2.01
Interest shall accrue and be payable on the Loan Amount outstanding from time to time both before and after maturity, default and judgment at a rate of 5% per annum, calculated and compounded annually, not in advance. Interest shall also accrue at the aforesaid rate on all overdue Interest and any other monies owing to the Lender under this Agreement.

2.02
The Borrower shall repay the Loan Amount and Interest on demand at any time after June 30, 2012, but the Borrower may at its option at any time and from time to time prepay all or any part of the Loan Amount, without notice, bonus or penalty.

ARTICLE 3

AFFIRMATIVE COVENANTS OF THE BORROWER

3.01	At all times while any unpaid portion of the Loan Amount and Interest is outstanding, the Borrower will:

(a)	duly and promptly observe, perform and carry out and complete each and every covenant, agreement and obligation on its part to be observed, performed and completed hereunder;

(b)
keep true records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles consistently applied throughout the period involved, and maintain adequate accounts and reserves for all taxes, including taxes on income and profits, all depreciation and amortization of his properties and assets and all such other reserves for contingencies as would normally be required in accordance with generally accepted accounting principles;

(c)	apply the whole of the Advances solely for the business purposes of the Borrower.

ARTICLE 4

DEFAULT

4.01	The Borrower shall be in default under this Agreement, unless waived by the Lender, in any of the following events:

(a)	the Borrower makes default in payment when due of any indebtedness or liability of the Borrower to the Lender;

(b)	the Borrower is in breach of any term, condition, obligation or covenant to the Lender, or any representation or warranty to the Borrower is untrue, whether or not contained in this Agreement;

(c)
the Borrower makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies Creditors' Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment;

(d)	an order is made or an effective resolution is passed for winding up the Borrower; or

(e)	the Borrower enters into any reconstruction, reorganization, amalgamation, merger or other similar arrangement with any other person.

ARTICLE 5

DEFAULT AND ACCELERATION

5.01
Upon the happening of any Event of Default, the Lender may at its option declare the principal and interest of the Loan to be immediately due and payable and may take any actions, suit, remedy or proceeding authorized or permitted under this Agreement or at law or at equity.  All of the aforesaid without presentment, demand, notice or protest, all of which are expressly waived.  No remedy that the Lender has aforesaid will be exclusive of or be dependent on any other remedy, but any one or more of the said remedies may from time to time be exercised independently or in combination and in whichever order the Lender may see fit.

ARTICLE 6

TIME:  WAIVER

6.01	Time will be of the essence of this Agreement.

6.02
No waiver of or neglect to enforce any right or remedy of the Lender upon the happening of an Event of Default will be deemed a waiver of the said right or remedy upon the happening of any subsequent Event of Default.

ARTICLE 7

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.01
All representations, warranties, covenants and agreements made herein and in any certificate or other document delivered by or on behalf of the Borrower pursuant hereto are material and shall conclusively be deemed to have been relied upon by the Lender, notwithstanding any prior or subsequent investigation by the Lender, will survive advances on account of the Loan and the fulfillment of all other transactions and deliveries contemplated hereunder, and will continue in full force and effect so long as any amount of principal of or interest on the Loan remains outstanding and unpaid.

7.02
All statements contained in any certificate under this document delivered to the Lender under this Agreement or in connection with any of the transactions contemplated hereby will be deemed to be representations and warranties by the party making the same.

ARTICLE 8

LAWS OF THE CONTRACT

8.01
This Agreement will be deemed to be a contract by and under the laws of Canada and the Province of Prince Edward Island and will for all purposes be construed in accordance with and governed by the said laws.

ARTICLE 9

NOTICES

9.01
Except as otherwise permitted under this Agreement, any notice or other writing required or permitted to be given under this Agreement to any party shall be sufficiently given if delivered personally, or if sent by prepaid registered mail or if transmitted by telex or other form of recorded communication tested prior to transmission to such party, at the address for such party as set out on page one, or at such other address as the party to whom such writing is to be given shall have last notified the party giving the notice.  Any notice delivered to the party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the business day next following such day.  Any notice mailed as above shall be deemed to have been given and received on the fifth business day next following the date of its mailing.  Any notice by telex or other form of recorded communication shall be deemed to have been given and received on the first business day after its transmission.  Any change of address for a party shall be deemed to be effective on the fifth business day next following the receipt of the written advice of change of address.

ARTICLE 10

ENTIRE AGREEMENTS:  AMENDMENTS

10.01
This Agreement expresses the entire Agreement of the parties hereto with respect to the transactions contemplated hereby, and may not be amended nor may any term or covenant hereof be waived, discharged, or terminated except in writing by instrument executed by the party affected.

ARTICLE 11

ASSIGNMENT

11.01	This Agreement is not assignable by the Borrower without the prior written consent of the Lender, but may be assigned in whole or in part by the Lender without consent.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

/s/ Peter P. Hedly
PETER P. HEDLY

GAIA REMEDIES, INC.
by its authorized signatory

/s/ Peter P. Hedly